UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 17, 2005
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE (State or other jurisdiction of Incorporation or Organization)	1-143 (Commission File Number)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
Registrant’s telephone number, including area code (313) 556-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

a. Turnaround Actions pages 1 – 7
b. Third Quarter 2005 Earnings Review pages 8 – 19
c. Supplemental pages S1 – S2
d. Remarks by Rick Wagoner, GM Chairman and CEO

ITEM 8.01 OTHER EVENTS

a. Press Release, GM and UAW Reach Tentative Agreement on Health Care

SIGNATURE

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS
     The following charts and remarks of GM’s Chairman and CEO were furnished to securities analysts this morning in connection with General Motors Corporation’s (GM) Third Quarter 2005 earnings release (filed on Form 8-K earlier today).
ITEM 8.01 OTHER EVENTS
     Press Release
# # #
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: October 17, 2005	By:	/s/ PETER R. BIBLE.
(Peter R. Bible, Chief Accounting Officer)

In the presentation that follows and in related comments by General Motors management, our use of the words "expect", "anticipate", "design," "estimate", "forecast", "initiative," "objective", "plan", "goal", "project", "outlook", "priorities," "targets", "intend", "evaluate," "seek" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of GM to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; changes in economic conditions, currency exchange rates or political stability; shortages of and price increases for fuel, labor strikes or work stoppages; health care costs; market acceptance of the corporation's new products; pace of product introductions; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today. They are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Accordingly, attendees at this conference may not be record any portion of its content. We consider your participation to constitute your consent to being recorded today. Additionally, in accordance with Regulation G, supplemental financial disclosure is included which provides a quantitative reconciliation of non-GAAP financial disclosures addressed in the context of the following chart set to GM's GAAP financial results and provides definition around non-GAAP terminology addressed. 2005 Third Quarter Results

Turnaround Actions

Agenda Turnaround Actions Q3 Earnings Review

Aggressive GM Turnaround Actions Tentative GM/UAW agreement, subject to ratification and final documents, to significantly reduce GM's health care costs Projected $15B reduction to health care liability Annual health care expense reduction of approximately $3B Annual cash savings of approximately $1B A new independent Defined Contribution VEBA will be partially funded by GM contributions of $1B in each of three years - currently expected to be 2006, 2007 and 2011 Significant progress in developing manufacturing restructuring plan GM structural cost reduction run rate of $5B by end of 2006 2006 CY impact dependent on timing of final approvals Projected GMNA $2B gross material cost savings in 2006 $1B net savings after new product enhancements, but before any possible impact of Delphi GM plans to take action intended to provide GMAC separate credit ratings GM exploring the possible sale of a controlling interest in GMAC to a strategic partner Also, GMAC continues to evaluate strategic and structural alternatives to help ensure that ResCap retains its investment-grade credit rating

Revenue Growth Initiatives Also Important Intense focus on our goal of improving both revenue and contribution margin Intend to maintain our product-related capital spending Continue to improve the execution of our new products Reallocated capital and engineering to support more fuel efficient vehicles Further applications of displacement on demand engines and six-speed transmissions Growing family of hybrid and flex fuel vehicles for U.S. Committed to Total Value Promise as way of doing business Accelerate transition to more simplified and compelling pricing across vehicle portfolio Pursue improved contribution margin through improved profitability on fleet and leasing business, focus on higher margin products

More Detail on GMNA Cost Actions - Health Care Changes to hourly and salaried health care plans an important step in reducing our competitive cost gap Tentative GM/UAW agreement, subject to ratification and final documents, to significantly reduce GM's health care costs Projected financial impact: $15B reduction in OPEB liability, annual health care expense reduction of approximately $3B and annual cash savings of approximately $1B. Impact in 2006 CY dependent on final approvals A new independent Defined Contribution VEBA will be partially funded by GM contributions of $1B in each of three years - currently expected to be 2006, 2007 and 2011. Additional modest funding opportunities under discussion, contingent on improved GM financial performance The tentative agreement expanded the number of Delphi employees potentially covered by the Benefit Guarantee between GM and the UAW - range of exposure increased from $0-11B range to $0-12B range Further details will be disclosed after union membership has been informed and the changes have been presented for ratification In-line with practice of last 12 years, salaried health care program modified for 2006, raising cost sharing to 31%

More Detail on GMNA Cost Actions - Manufacturing Restructuring Continue progress in defining specifics of manufacturing restructuring plans Will address excess capacity and excess manning levels GM goal remains to reduce manufacturing employment levels in the U.S. by 25,000 or more from 2005-08 Plan to achieve 100% capacity utilization by 2008 or sooner Further details to be announced by the end of the year

More Detail on GMNA Cost Actions - Other Other Structural Cost Reductions Further salaried headcount reductions planned No bonuses or enhanced variable pay planned for executive and salaried group for 2005 performance Manufacturing, engineering and sales and marketing efficiencies Material Cost Project $2B gross material cost reduction in 2006; $1B net savings after significant level of new product enhancements Supplier footprint optimization single largest opportunity Globalization of product development provides further opportunity through increased commonality of systems and parts Delphi's Chapter 11 creates near and medium term risk, but longer term opportunity to reduce/eliminate $2B cost penalty

GMAC Strategic Alternatives GM plans to take action intended to provide GMAC separate credit ratings GM exploring the possible sale of a controlling interest in GMAC to a strategic partner Transaction intended to: Restore GMAC's investment-grade credit rating Renew GMAC's access to low-cost funding Improve GMAC's ability to provide GM with cost-effective auto financing Sustain GMAC's diversified earnings growth Retain GM participation in GMAC earnings stream GMAC continues to evaluate further strategic and structural alternatives to help ensure that ResCap retains its investment-grade credit rating

Third Quarter 2005 Earnings Review

2005 Third Quarter Highlights Adjusted EPS ($1.92), ($1,083) million Net Loss, $47.2 billion Revenue - excludes special items Reported EPS ($2.89), ($1,633) million Net Loss Significant loss at GMNA highlights need for acceleration of turnaround plan Restructuring efforts continue to improve GME performance versus last year Solid performance at GMAP and GMLAAM Completed sale of equity stake in FHI GMAC profitability increases despite challenging environment Operating cash outflow of $2.2B, total cash* of $19.2B down $1.0B compared to Q2 Refer to Supplemental Chart 1 for reconciliation to GAAP figures * Cash, Mkt. Securities & ST VEBA (excluding financing operations)

2004 2005 2005 Fav/(Unfav) 2004 ---------------- $ Millions ----------------- GMNA ($88) ($1,627) ($1,539) GME (236) (150) 86 GMLAAM 27 25 (2) GMAP 78 176 98 Total Automotive (219) (1,576) (1,357) GMAC 620 675 55 Corporate Other (86) (182) (96) Total Net Income 315 (1,083) (1,398) EPS (excl. special items) 0.56 (1.92) (2.48) Worldwide Production (000) 2,119 2,174 55 Global Market Share 15.4% 14.6% (0.8) p.p. Third Quarter Adjusted Results - Net Income Refer to Supplemental Chart 1 for reconciliation to GAAP figures

Third Quarter Adjustments to Income Normalizing our tax rate to be in line with the 15% effective tax rate assumed in our original earnings guidance. * $ Mils. EPS ----------------- ----------------- Adjusted Net Income (1,083) ($1.92) Special Items (after-tax) Asset Impairments (805) ($1.42) GME Restructuring (56) ($0.10) Tax Rate Normalization* 311 $0.55 ----------------- ----------------- Total Special Items (550) ($0.97) Reported Net Income (1,633) ($2.89) ================= =================

North America Third Quarter Results 2004 2005 2005 Fav/(Unfav) 2004 ----------------- $ Millions ------------------ Pre-Tax Income/(Loss) ($198) ($1,945) ($1,747) Net Income/(Loss) (88) (1,627) (1,539) Net Margin (0.3%) (6.6%) (6.3) p.p. North America: - Production Volume (000) 1,209 1,144 (65) - Market Share 28.5% 25.6% (2.9) p.p. United States: - Industry SAAR (Mil.) 17.5 18.5 1.0 - Market Share 29.3% 26.1% (3.2) p.p. - Dealer Inventory (000) 1,137 818 319

Europe Third Quarter Results 2004 2005 2005 Fav/(Unfav) 2004 ----------------- $ Millions ------------------ Pre-Tax Income/(Loss) ($439) ($254) $185 Net Income/(Loss) (236) (150) 86 Net Margin (3.4%) (2.1%) 1.3 p.p. Total Europe: - Production Volume (000) 411 412 1 - Industry SAAR (Mil.) 20.3 20.9 0.6 - Market Share 9.5% 9.3% (0.2) p.p. Germany: - Industry SAAR (Mil.) 3.5 3.6 0.1 - Market Share 10.1% 10.5% 0.4 p.p. UK: Industry SAAR (Mil.) 2.9 2.8 (0.1) - Market Share 14.2% 13.7% (0.5) p.p. Saab - Global Sales (000) 28.9 32.1 3.2

Latin America, Africa & Middle East Third Quarter Results 2004 2005 2005 Fav/(Unfav) 2004 ----------------- $ Millions ------------------ Pre-Tax Income/(Loss) $45 $36 ($9) Net Income/(Loss) 27 25 (2) Net Margin 1.2% 0.8% (0.4) p.p. Total LAAM: - Production Volume (000) - Industry SAAR (Mil.) 185 4.2 207 5.0 22 0.8 - Market Share 17.2% 17.5% 0.3 p.p. Brazil: - Industry SAAR (Mil.) 1.6 1.7 0.1 - Market Share 21.8% 21.1% (0.7) p.p. Argentina: Industry SAAR (000) 336 397 61 Market Share 16.8% 18.0% 1.2 p.p. South Africa: Industry SAAR (000) 462 584 122 Market Share 12.5% 13.1% 0.6 p.p.

Asia Pacific Third Quarter Results 22 109 87 Equity/Minority Interest 34 145 111 - Production (Complete Build Units) (1.7) p.p. 17.5% 19.2% - Market Share GM- DAT: China: 0.8 5.8 5.0 Industry SAAR (Mil.) 2.6 p.p. 11.7% 9.1% Market Share 1.4 18.1 16.7 - Industry SAAR (Mil.) 0.0 1.0 1.0 - Industry SAAR (Mil.) Australia: 0.8 p.p. 5.9% 5.1% - Market Share Total Asia-Pacific: (0.2) p.p. 4.7% 4.9% Net Margin 98 176 78 Net Income/(Loss) $100 $82 ($18) Pre-Tax Income ------------------ $ Millions ----------------- 2005 Fav/(Unfav) 2004 2005 2004

2004 2005 2005 Fav/(Unfav) 2004 ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- ------------ $ Millions -------------- Financing $259 $178 ($81) Mortgage 266 408 142 Insurance 95 89 (6) Total $620 $675 $55 GMAC Third Quarter Results Net Income Memo: $161M impact in Q3 '05 from Hurricane Katrina

GMAC Global Liquidity Strong global liquidity position 3Q 2005 cash balance of $24.3 B* Over $100 B of unutilized bank lines, auto whole loan and conduit capacity 2005 U.S. term funding completed Executed five year agreement to sell up to $55 billion of automotive whole loans with Bank of America $5 billion sold in July Executed definitive binding agreement to sell majority stake in GMAC Commercial Mortgage Will provide $5 billion of funding at closing * Includes cash of $21.8 billion and marketable securities of $2.5 billion

Q4'00 Q4'01 Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Q4'03 Q1'04 Q2'04 Q3'04 Q4'04 Q1'05 Q2 '05 Q3 '05 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 0.8 1.8 2.5 1.1 4.2 6.5 -2.4 -5.5 -8.9 -7.4 -8.2 -9.2 -12.5 -12.375 -13.2 Gross Cash 13.2 13 13.3 11.8 11.5 17.3 17.6 18.2 17.3 20.6 23.7 29.3 26.9 23.5 25 24.5 23.3 19.8 20.231 19.2 17.3 17.3 18.7 20.1 21.5 23 24.2 $ Billions Gross / Net Liquidity 2 1,2 1 Cash, Mkt. Securities & ST VEBA 2 Excluding Financing Operations

18 Managerial Cash Flow Summary (Excludes GMAC) Refer to Supplemental Chart 2 for reconciliation to GAAP Operating Cash Flow $ Billions Operating Related Q3 Memo: YTD 2005 Net Income (Automotive & Corp/Other) (2.3) (6.0) Depreciation & Amortization 3.2 7.4 Capital Expenditures (2.1) (4.9) Change in Receivables, Payables & Inventory 1.2 (1.0) Pension/OPEB expense (net of payments) 0.9 2.5 Accrued Expenses & Other (3.1) (4.6) Total Operating (2.2) (6.6) VEBA Withdrawals 1.0 2.0 GMDAT Consolidation - 1.5 FIAT - (2.0) GME Restructuring Charge (0.2) (0.7) Total Operating including other items (1.4) (5.8) Non-Operating Related Dividends (0.3) (0.9) Change in Debt - 0.1 GMAC Dividends 0.5 1.5 Change in ST VEBA (0.1) 0.6 Other 0.3 0.4 Total Non-Operating Related 0.4 1.7 Net Change in Cash and Cash-related (1.0) (4.1) Managerial Cash Flow Summary (Excludes GMAC) Refer to Supplemental Chart 2 for reconciliation to GAAP Operating Cash Flow

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Supplemental pages

Reconciliation to Adjusted Net Revenue, Net Income / EPS Q3 - 2004 & 2005 $ Millions Q3 2005 GMNA GME GMLAAM GMAP Total Auto Operations GMAC Other Total Operations Total Net Sales & Revenue 24,788 7,149 2,991 3,752 38,680 8,754 (208) 47,226 Net Income (2,095) (382) (74) 114 (2,437) 675 129 (1,633) EPS ($2.89) Adjustments (after-tax): Plant & Facility Impairments (468) (176) (99) (62) (805) (805) Restructuring Items - (56) - - (56) - (56) Tax Items - - - - - - 311 311 Total Adjust. - Net Income (468) (232) (99) (62) (861) - 311 (550) Adjusted Net Revenue 24,788 7,149 2,991 3,752 38,680 8,754 (208) 47,226 Adjusted Net Income (1,627) (150) 25 176 (1,576) 675 (182) (1,083) Adjusted EPS ($1.92) Q3 2004 Total Net Sales & Revenue 26,306 6,935 2,166 1,601 37,008 7,691 200 44,899 Net Income (88) (236) 27 78 (219) 620 (86) 315 EPS $0.56 Total Adjust. - Net Income - - - - - - - - Adjusted Net Revenue 26,306 6,935 2,166 1,601 37,008 7,691 200 44,899 Adjusted Net Income (88) (236) 27 78 (219) 620 (86) 315 Adjusted EPS $0.56 S1

Reconciliation of Operating Cash Flow Automotive & Other $ Billions Q3 2005 Net Cash Provided By Operating Activities (GAAP) (0.3) Reclassifications to/ (from) U.S. GAAP - Expenditures for PPE & Special Tools (3.0) (2.1) - VEBA Withdrawal (1.0) - GME Restructuring 0.2 - Net Other 1.0 Total Reconciling Items (1.9) Total Operating Related (shown on Chart 17) (2.2) S2

Remarks by Rick Wagoner,
GM Chairman and CEO

As delivered, October 17, 2005, 8:30 a.m. EDT
Text Copy
3rd Quarter 2005 Earnings Broadcast
Rick Wagoner
GM Chairman and CEO
Renaissance Center
Detroit, Michigan
October 17, 2005

2
Good morning, and welcome to our 3rd quarter broadcast. I’m going to deviate somewhat from our normal format today. As I’ll explain in more detail in a minute, we will be announcing a very important step in improving our North American cost competitiveness, and I wanted to take most of today’s broadcast to explain that to you, as well as update you on our overall GMNA turnaround plan.
Let me start by reviewing the results for Q3. In a nutshell, our financial performance continues to be disappointing.
[Ad lib review of traditional earnings broadcast charts:

1.	Corp Financial Summary
2.	Net Income “Walk”
3.	GMNA Results
4.	The “Why?” of GMNA Results]
* * * * * * * * *
At our Annual Meeting in early June, I outlined the four elements of our plan to turn around our business in North America. I’ll update you on those in a minute.
I wanted to note first that, since that time, U.S. market and economic conditions have become significantly more uncertain — the dramatic rise in oil prices, the resulting change in auto industry sales mix, the continued increase in interest rates, and the lack of progress in addressing the U.S. trade deficit, just to name a few. Overall, while we remain bullish on the long term prospects for the auto industry in the U.S. and globally, we are viewing the U.S. economic and auto market environment with considerable caution. That, combined with our poor business results in the first three quarters this year, really highlight that we are at a critical juncture in our company’s history.

3
And so, we are accelerating the pace and scope of our GMNA turnaround actions. In doing so, it is very important that we all keep our focus squarely on the critical areas that we need to fix to get our U.S. business back on a growing and profitable track.
The North American turnaround plan that I laid out in June consists of four key elements: first, really raising the bar in the execution of our new cars and trucks; second, revitalizing our sales and marketing strategy; third, intensifying our focus on cost and quality, and fourth, addressing our health care cost burden.
I want to start today by talking about health care, which as I’ve said before is a critical area of uncompetitiveness for GM in the U.S. And today, I’m very pleased to announce that the UAW and GM have reached a tentative agreement, subject to finalized language and ratification, which represents a major step in our restructuring plan and efforts to reduce our structural cost.
This tentative health care agreement is projected to reduce GM’s retiree health care liabilities by approximately 25% of our hourly liability, or $15 billion, and cut GM’s health care expense by approximately $3 billion on an annualized, pre-tax basis. Annualized cash savings will be approximately $1 billion a year. The specific accounting impact of these changes in 2006 will be dependent upon timing of approvals.
The tentative agreement also includes the creation of a new, independent Defined Contribution Voluntary Employee Benefit Association, or VEBA, that will reduce the impact of plan changes on affected individuals. The new independent VEBA will be funded partially by GM, largely through contributions of $1 billion in each of three years — currently expected to be 2006, 2007 and 2011.

4
Specific details regarding plan modifications, and other important elements of the tentative agreement, will be communicated to affected hourly employees, retirees and others in the very near future. I should stress though, that even with the proposed modifications, our plans will continue to provide high quality health care for GM’s more than 750,000 hourly employees and retirees, surviving spouses, and their families.
I want to thank the UAW, and especially President Ron Gettelfinger and Vice President Dick Shoemaker, for their leadership and hard work in coming to today’s agreement. Frankly, these are challenging times for both of us, and we are both being called on to address issues that are difficult. These negotiations were done in a positive, cooperative, problem-solving spirit. While it may have taken some time to reach this cooperative solution, I think it was time well spent.
As I stated in June, I feel that the cooperative approach to problem-solving clearly gets the best results for both parties. I again want to thank Ron and Dick and their team for the long hours and hard work and spirit of cooperation, and I want to recognize and thank our Labor Relations team as well for their long hours and creative thinking.
I also want to mention that GM and the UAW have renewed our joint commitment to work together on a broad scale to continue to reduce the cost and improve the quality of health care. We continue to be very concerned that this issue is of great importance to the future of overall U.S. competitiveness. We would welcome a more proactive role from elected officials at the national and state levels in broad-based strategies to address the U.S. health care cost crisis.
In addition to this critical fourth element of our turnaround plan, I’d like to update you on progress with point three, specifically other important cost reduction initiatives. I had stated at our Annual Meeting that we were committed to 100% or more capacity utilization in the U.S. and North America by 2008 based on conservative volume assumptions, and that we would need to close additional assembly and component plants to accomplish that.

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This would come on top of the one million unit reduction in our assembly capacity that has been achieved over the 2002 to 2005 period. I also indicated in June that we would need to reduce our manufacturing employment levels by 25,000 or more people in the 2005 to 2008 period.
Over the past four months, we have done a lot of detailed work on this, and have at this point a reasonably clear line of sight on our overall manufacturing restructuring plan. Our next steps will be to work this plan in detail with the affected unions. We are planning to announce further details on this manufacturing restructuring by the end of this year.
Beyond this and the above-mentioned health care changes, we have a number of other initiatives to reduce structural cost. For example, we have made significant progress in the area of salaried, executive, and contract employee costs and productivity, through radically restructuring our business model in the U.S. and consistently reducing headcount ... 30% over the last five years ... and we’ll continue this approach in 2006. We have accomplished this in an orderly way, without disruption to our ability to execute our key business strategies, and we are now at global competitive levels of salaried productivity — although we know we need to keep raising the bar.
In addition, two weeks ago we announced further changes to our salaried health care program for actives and retirees, consistent with our practice over the past 12 years, which increases the portion of health care costs shared by the covered individual closer to competitive levels. And besides the headcount reduction and higher medical co-pays, we have had no salary increases, nor will we have bonus or enhanced variable pay for 2005 for our salaried and executive group. All-in-all, we will continue to address all opportunities to improve the competitiveness of our salaried and executive cost structure, while ensuring that we maintain and grow the skills we need to be successful in the future.

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In total, we are now confident that the initiatives we have in place will reduce structural cost by $5 billion, on a running rate basis, by the end of 2006. While this sounds like a large number, we recognize that it only goes part of the way we need to go to put GMNA in the fully competitive position that is necessary to maintain and enhance our future viability and growth. This is a very big step forward that we will build on as we move to the future.
* * * * * * * * *
Reducing material costs, by far our largest cost item, remains a critical part of our overall cost reduction plans. Our progress in this area is good, but we must do more, and promptly. Despite higher commodity prices and troubled supplier situations, we are targeting for 2006 a $2 billion gross reduction in our material cost bill, and a net reduction of $1 billion after including the cost of significant product enhancements. These estimates exclude any possible impact from Delphi.
As I mentioned at the Annual Meeting, optimizing our sourcing footprint with the most competitive sources and leveraging the globalization of our product development process are two big opportunities to reduce material costs, while we continue to improve quality and technology. Given the increasing regulatory costs that we see, it’s really imperative that we take full advantage of all opportunities to optimize our material costs, and we are convinced we have the right people and other enablers to do this effectively.
On the Delphi bankruptcy matter, we issued a press release last week detailing our current knowledge of the costs, risks, and potential opportunities for GM, given our $2 billion annual cost penalty on purchases from Delphi. We are working hard to manage the risks to our business, and will work as constructively as possible with Delphi to support their objective of emerging from bankruptcy as a viable ongoing business.

7
In summary, we have firm plans in place to reduce our total cost by $6 billion on a running rate basis, by the end of next year — $5 billion in structural costs and $1 billion net in material.
* * * * * * * * *
Now I’d like to briefly recap the first two elements of our North America turnaround plan — the revenue growth initiatives. I’ve commented before that, while significant cost reductions are really crucial to turning around our North American business, at the same time we have to stay equally committed to our growth opportunities.
The first of these is raising the bar in our execution of great cars and trucks. Let me start by re-emphasizing that our commitment to grow our capital spending in support of new car and truck entries remains unabated, despite the financial pressures we face. We are pleased with the market success of new entries such as the Chevrolet Cobalt, Impala and HHR, the Hummer H3, Pontiac G6 and Solstice, and Cadillac STS and DTS. These vehicles are fundamentally doing exactly what we need, and give us heightened confidence that we are on the right track for our many upcoming launches.
On balance, these products have been very well received by the enthusiast and general press; they are selling on the basis of product attributes — styling, performance, interior quality, quietness, ride and handling, and so on; they are being marketed in line with our total value promise, with the focus on compelling and transparent pricing emphasizing the value of the products, with no or much lower targeted incentives; and the early results are moving in line with our plans — more conquest buyers, stronger in markets where we have traditionally underperformed, a good focus on retail sales, and improved buyer demographics.

8
Going forward, we’ll see the benefits of the actions we took earlier this year to optimize our product portfolio. We moved up the launch dates of high volume, high revenue, and more profitable vehicles. For example, we advanced the launch of GM full-size SUVs by three months, and full-size trucks by six months. We’ve also adjusted our portfolio to react to shifts in market demand; one example is the rapid expansion on our crossover portfolio, which will reach 14 entries by 2009, and maybe more.
In view of higher oil prices, we’ve also accelerated efforts to expand our application of ethanol powered vehicles — we have 1.5 million flex fuel trucks on the road today in the U.S., and the capacity to build 450,000 more vehicles per year; we’re also increasing production of displacement on demand engines and six-speed transmissions; and we have a multi-pronged hybrid roll-out plan, including the Saturn VUE Green Line in 2006, and in 2007/8, full-size SUV’s which will feature our two-mode hybrid system — the one that we have been joined by DaimlerChrysler, BMW, and potentially others to develop and rapidly ramp up production.
At the same time, we continue our extensive R & D programs to develop hydrogen fuel cell technology. We are committed to maintaining these programs and our high level of product spending, to enhance our future revenue growth opportunities. I appreciate everyone’s efforts in executing these in a high quality and on-time manner ... because product excellence and technology leadership are real keys to our turnaround.
The last element of our North American turnaround plan that I want to update you on briefly is the re-vitalization of our sales and marketing strategy. All elements of our plan — focusing our brands, improving our metro market performance, aligning our distribution channels — are on track, but the biggest area of focus has been in implementing our Total Value Promise.

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Over the past several months ... beginning with the highly successful Employee Discount for Everyone promotion ... we have shifted our pricing strategy to focus on our Total Value Promise, as opposed to relying on incentives. We are committed to offering simplified pricing with very competitive MSRPs, and excellent customer value for all of our products. We have, and will continue to, reduce our overall incentive spending, even while some others continue to increase.
We are combining this pricing strategy with a dedicated focus on improving our brand and product reputation, and the mix of our sales. This year, for example, we will substantially improve the profitability of our lower margin daily rental sales, and reduced our sales in this category by 40,000 to 50,000 units. We’ll continue this approach in 2006 and beyond. We are also moderating the high cost of leasing through improved residual values and more targeted offers, as another example.
Overall, we see a significant opportunity to improve our sales mix and profitability, while enhancing our Total Value Promise and building our brands and distribution network — all of which will support our objective of profitably growing our business here in North America.
Next, I’d like to comment briefly on our balance sheet strength and GMAC. Despite the financial losses this year and the credit rating downgrades, our balance sheet remains very strong, with a $19 billion cash balance, a VEBA of $19 billion, and GMAC cash of $24 billion. In addition, our U.S. hourly and salaried pensions are fully funded, and at the corporate level we have minimal near-term debt and pension obligations. While we are striving to get back to a positive operating cash flow as soon as possible, these funding resources should enable us to comfortably manage our near-term cash needs.

10
With regard to GMAC, I had noted in June that we were in the midst of a detailed study of the strategic options available to us. Our objective has been to ensure GMAC’s access to liquidity and funding cost competitiveness, and their continued support of mutual synergies between GM and GMAC. Special actions that we have taken up to this point include an agreement to sell a 60% equity stake in our profitable commercial mortgage business to a consortium of investors, which will protect its investment grade credit rating and enable GMAC to achieve superior returns.
In addition, we have completed the restructuring of our highly profitable residential mortgage business into a single subsidiary called ResCap, which enables it to command a higher credit rating than GM/GMAC ... and that’s crucial to our ongoing success in this business.
Now we are exploring options to further enhance GMAC’s liquidity position and ability to support GM/GMAC synergies. First, we are announcing today that we are exploring the possible sale of a controlling interest in GMAC to a strategic partner, in order to restore GMAC’s investment grade credit rating and renew its access to low-cost funding.
This potential action would preserve GMAC’s ability to maintain and grow GM/GMAC synergies, especially cost effective auto financing, and sustain GMAC’s diversified earnings growth.
Second, we continue to evaluate further strategic and structural alternatives to help ensure that ResCap retains its investment grade rating. We’ll keep you posted as our review of these important initiatives continues. In the meantime, GMAC’s liquidity and debt maturity structure provide ample time for us to determine the optimal course of action for GM, GMAC, and our shareholders.

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In summary then, our third quarter results in North America were once again very disappointing. Combined with the less certain economic outlook, these emphasize the need for us to move expeditiously to implement and realize the full potential of our four-point North America turnaround plan. On the revenue side, our commitment to great cars and trucks and industry leading technology remains unabated, and we are clearly moving in the right direction with our most recent product launches.
Our re-vitalized sales and marketing strategy, and especially our brand and total value promise “go to market” initiatives, are in place and gaining momentum. We need to stay focused on these revenue initiatives, and pick up the pace in our execution.
On the cost side, we are very directly addressing the key drivers of our uncompetitive position. Today’s announcement on changes in our health care plans, combined with our other initiatives, will reduce our structural cost run rate in North America by $5 billion by the end of 2006. Combined with our net $1 billion reduction target in material costs, this will significantly improve our overall cost competitiveness, as is sorely needed, and will be a critical ingredient to getting GM North America back to profitability, as soon as possible.
I’d like to thank all of you for your hard work and support in these challenging times. It is through your continued efforts and commitments that we’ll get our U.S. business back on track, and keep GMAC and our businesses outside the U.S. moving in a positive direction. I ask everyone to stay focused on the critical tasks at hand.
I’d also like to again thank the UAW for their cooperation and hard work in addressing our health care cost burden. We look forward to continuing to work proactively with the UAW and our other unions to address the other important and challenging issues that we face together.

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Finally, I’d like to acknowledge that today’s announcements involve some difficult actions, and will impact many of our people. We will do our best to minimize this impact on each of you and your families. We hope you will understand that, with these difficult actions, we will help to ensure a viable and growing GM for the future.
Last week, I had the honor of introducing our former chairman and leader, and great friend to so many of us, Jack Smith, as he was inducted into the Automotive Hall of Fame. It was well deserved recognition of Jack’s tremendous contributions to our company, and our industry, and it brings honor not only to Jack, but to General Motors as well. In introducing Jack, I recalled that his favorite saying, “deeds, not words”, had been instrumental in guiding the turnaround of GM Europe in the 1980s, and GM North America in the 1990s.
While today I’ve talked in detail about the next steps in our turn around, it’s in fact our deeds .... all of our deeds — that will get us back on a winning track, in North America and around the world.
Thank you all for your deeds, and for your support. See you next quarter.

Press Release, GM and UAW
Reach Tentative Agreement on Health Care

	General Motors	GM Communications
For Release:		Detroit, Mich., USA
Oct. 17, 2005, 8:30 a.m. EST		media.gm.com
GM and UAW Reach Tentative Agreement on Health Care
Agreement to Reduce Retiree Health-care Liability by About $15 Billion
Sale of Controlling Interest in GMAC to Strategic Partner Explored
GM Structural Cost Reduction Run Rate Target of $5 Billion by End of 2006
DETROIT — General Motors Corp. and the United Auto Workers reached a tentative agreement early today to reduce GM’s health-care costs significantly while maintaining high quality health-care benefits for its hourly employees and retirees in the United States.
The tentative agreement, subject to finalized language and UAW-GM member ratification, is projected to reduce GM’s retiree health-care (OPEB) liabilities by about $15 billion, or 25 percent of the company’s hourly health-care liability, and cut GM’s annual employee health-care expense by about $3 billion on a pre-tax basis. Cash savings are estimated to be about $1 billion a year.
The tentative agreement also includes contributions to a new independent Defined Contribution Voluntary Employee Benefit Association (VEBA) that will be used to mitigate the impact of reduced GM health-care coverage on individual hourly retirees. The new independent VEBA will be partially funded by GM contributions of $1 billion in each of three years — currently expected to be 2006, 2007 and 2011. Additional modest funding opportunities are under discussion, contingent on GM’s improved financial performance.
Wagoner praised the UAW President Ron Gettelfinger and Vice President Dick Shoemaker for their leadership and hard work in coming to today’s agreement.
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“These negotiations were done in a positive, cooperative, problem-solving spirit,” Wagoner said in remarks to employees at GM’s global headquarters in Detroit. “While it may have taken some time to reach this cooperative solution, I think it was time well-spent.”
Specific details regarding modifications to the health-care plan will be shared with affected employees and retirees soon. Wagoner said the modified plan will continue to provide high quality health care for GM’s more than 750,000 U.S. hourly employees and dependents, retirees and surviving spouses.
Additionally, GM and the UAW have agreed to continue to look at other options to further reduce health-care expenses and to improve other areas of competitiveness.
“GM and the UAW have renewed our joint commitment to work together on a broad scale to continue to reduce the cost and improve the quality of health care,” Wagoner said. “We continue to be concerned that this issue is of great importance for the future of overall U.S. competitiveness. We would welcome a more proactive role from elected officials at the national and state levels in broad-based strategies to address the U.S. health-care crisis.”
Other Cost Reductions
GM is committed to 100 percent or more capacity utilization of its plants by 2008, to further reduce structural costs. This means the company will need to close additional assembly and component plants and reduce its manufacturing employment levels by 25,000 or more jobs. This would come on top of the 1 million-unit capacity reduction that has been achieved over the past three years.
“Over the past four months, we have done a lot of detailed work on this, and have at this point a reasonably clear line of sight on our overall manufacturing restructuring plan,” Wagoner said. “Our next steps will be to work this plan in detail with the affected unions. We are planning to announce further details on this manufacturing restructuring by the
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end of this year.
Wagoner noted that GM already has made significant progress in reducing structural costs, lowering salaried, executive and contract employee costs and improving productivity. U.S. salaried employee headcount has been reduced 30 percent in the past five years, and continued reductions are planned for 2006.
“We have accomplished this in an orderly way, without disruption to our ability to execute our key business strategies, and we are now at global competitive levels of salaried productivity, although we know we need to keep raising the bar.”
Recently, GM’s salaried U.S. employees and retirees were informed of additional changes to their health-care benefits, including higher medical co-pays. In addition, as announced earlier, there is no program for salary increases, no bonuses and no enhanced variable pay for 2005 for GM’s salaried employees and executives.
Wagoner acknowledged that these difficult decisions will have an impact on many GM employees.
“We will do our best to minimize this impact on each of you and your families,” he told employees. “We hope you will understand that, with these difficult actions, we will help to ensure a viable and growing GM for the future.”
With all the cost-reduction initiatives in place, GM expects to reduce its structural cost by a $5 billion run rate by the end of 2006. The 2006 full-year impact depends on timing of approvals of the health-care changes.
“While this sounds like a large number, we recognize that it only goes part of the way we need to go to put GM North America in the fully competitive position that is necessary to maintain and enhance our future viability and growth. This is a very big step that we will build on as we go forward.”
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In addition, GM is targeting a $2 billion gross reduction in material costs in 2006, despite higher commodity prices and troubled supplier situations, yielding a net reduction of $1 billion after including the cost of significant product enhancements.
These estimates exclude any possible impact from Delphi’s Chapter 11 reorganization.
Two major opportunities to reduce material costs are optimizing GM’s sourcing footprint with the most competitive supplier sources, and leveraging the globalization of GM’s product development, Wagoner said.
GMAC
Wagoner also announced that GM is exploring the possible sale of a controlling interest in General Motors Acceptance Corp. (GMAC) to a strategic partner, with the goal of restoring GMAC’s investment grade rating and renewing its access to low-cost financing.
In addition, GMAC said it will continue to evaluate strategic and structural alternatives to help ensure that its residential mortgage business, Residential Capital Corp., or ResCap, retains its investment grade credit ratings.
Impact Due to Delphi’s Chapter 11 Proceedings
GM’s tentative health-care agreement with the UAW provides former GM employees who became Delphi employees the potential to earn up to seven years of credited service for purposes of eligibility for certain health-care benefits under the GM/UAW Benefit Guarantee. Due to the net effect of reductions in its health-care costs and this expanded eligibility for credited service, GM is revising its estimate of the range of its potential exposure to costs under the Benefit Guarantee from the previously reported $0 to $11 billion range, to $0 to $12 billion.
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Although GM management is unable to estimate an amount of loss, if any, that GM may sustain due to Delphi’s Chapter 11 proceeding, and continues to evaluate whether, when and to what extent GM may need to record a related liability, it continues to believe that amounts closer to the midpoint of the range are considered more possible than amounts at either end of the range.
General Motors Corp. (NYSE: GM), the world’s largest automaker, has been the global industry sales leader since 1931. Founded in 1908, GM today employs about 317,000 people around the world. It has manufacturing operations in 32 countries and its vehicles are sold in 200 countries. In 2004, GM sold nearly 9 million cars and trucks globally, up 4 percent and the second-highest total in the company’s history. GM’s global headquarters are at the GM Renaissance Center in Detroit. More information on GM can be found at www.gm.com.
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Forward-looking Statements
In this press release and in related comments by General Motors management, our use of the words “expect, anticipate, design, estimate, forecast, initiative, objective, plan, goal, project, outlook, priorities, targets, intend, evaluate, seek” and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of GM to complete a transaction with a strategic investor regarding a controlling interest in GMAC, while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; changes in economic conditions, currency exchange rates or political stability; shortages of and price increases for fuel, labor strikes or work stoppages; health-care costs; market acceptance of the corporation’s new products; pace of product introductions; significant changes in the competitive environment; changes in laws, regulations and tax rates; and,

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the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.